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                                                                      Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70607 and 333-72519) and on Forms S-8 (Nos. 333-33819, 333-76537 and 333-85691) of Developers Diversified Realty Corporation of our reports dated, (1) September 16, 2002 relating to the statement of revenues and certain expenses of Belden Park Crossings Phase I for the year ended December 31, 2001; (2) September 16, 2002 relating to the statements of revenues and certain expenses of Connecticut Commons and Independence Commons for the years ended December 31, 2001, 2000 and 1999; (3) September 16, 2002 relating to the statements of revenues and certain expenses of Bandera Pointe for the years ended December 31, 2001 and 2000 and (4) September 20, 2002 relating to the statement of revenues and certain expenses of Hilltop Plaza for the year ended December 31, 2001, which appear in the Current Report on Form 8-K of Developers Diversified Realty Corporation dated February 11, 2002.



/s/ PricewaterhouseCoopers  LLP
Cleveland, Ohio
October 30, 2002